UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 27, 2011, Visa Inc. (the “Company”) announced that its Board of Directors had declared a quarterly dividend in the aggregate amount of $0.15 per share of class A common stock (determined, in the case of class B and class C common stock, on an as-converted basis) payable on March 1, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of February 11, 2011.

The Company also announced that its Board of Directors had approved the release from transfer restrictions of all remaining class C shares. The shares will automatically become eligible for public sale on February 7, 2011. Approximately 55 million class C shares not previously released are to be released from transfer restrictions. The release of the class C shares will not increase the number of outstanding shares of the Company, and there will be no dilutive effect to the outstanding class A share count. Class C shares sold into the public market automatically convert to class A shares.

A copy of the press release issued on January 27, 2011 is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., January 27, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: January 27, 2011

	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors